Exhibit 16.1

June 13, 2014

Securities and Exchange Commission
100 F Street
N.E. Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4.01 of Endo International plc’s Form 8-K dated June 13, 2014, and have the following comments:

1.	We agree with the statements made in the second through fifth paragraphs of Item 4.01(a).

2.	We have no basis on which to agree or disagree with the statements made in the first paragraph of Item 4.01(a) or in Item 4.01(b).

Yours truly,
/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania